UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 19, 2019
Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
(Address of principal executive offices and zip code)
(844) 324-2360
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03. Material Modification of Rights of Security Holders.

On September 19, 2019, all outstanding shares of Class B common stock, no par value per share (the "Class B common stock"), of Smartsheet Inc. (the "Company") automatically converted into the same number of shares of the Company's Class A common stock, no par value per share (the "Class A common stock"), pursuant to the terms of the Company's Amended and Restated Articles of Incorporation (the "Articles"). No additional shares of Class B common stock will be issued following such conversion.

The conversion occurred pursuant to Article V, Section 2 of the Articles, which provided that each share of Class B common stock would convert automatically, without further action by the Company, into one share of Class A common stock at the close of business on the date on which the outstanding shares of Class B common stock represent less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding ("Automatic Conversion"). Pursuant to Article V, Section 6 of the Articles, the shares of Class B common stock converted as a result of the Automatic Conversion shall be retired and shall not be reissued by the Company.

The conversion had the following effects, among others, on the holders of shares of Class B common stock:

Voting Power. Prior to the conversion, holders of shares of Class B common stock were entitled to cast ten votes per share on any matter submitted to a vote of the Company’s shareholders. As a result of the conversion, all holders of Class A common stock have only one vote per share on all matters subject to a shareholder vote. In addition, the provisions of the Articles and Washington law that entitled the holders of shares of Class A common stock and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. The conversion had no impact on the economic interests of holders of shares of Class B common stock, including with regard to dividends, liquidation rights, and treatment in connection with a change of control or merger transaction.

Capitalization. The conversion had no impact on the total number of the Company’s issued and outstanding shares of capital stock; the shares of Class B common stock converted into an equivalent number of shares of Class A common stock. The conversion also had no impact on the Company's total number of authorized shares of capital stock.

Resale of Common Stock. Shares of Class A common stock may be sold in the same manner as shares of Class A and Class B common stock were previously sold prior to the conversion. The Company’s affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 promulgated under the Securities Act of 1933, as amended.

Equity Incentive Plans. Upon conversion, outstanding options and restricted stock units denominated in shares of Class B common stock issued under any of the Company’s equity incentive plans remained unchanged, except that they now represent the right to receive shares of Class A common stock.

Item 8.01. Other Events.

In connection with the conversion, the Company’s Class A common stock will continue to trade on the New York Stock Exchange under the ticker symbol "SMAR" and will maintain the same CUSIP number previously assigned to the Class A common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

Date: September 23, 2019	By:	/s/ Jennifer E. Ceran
	Name:	Jennifer E. Ceran
	Title:	Chief Financial Officer & Treasurer